UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2018

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)
224 Airport Parkway, Suite 550
San Jose, CA 95110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 944-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
Term Loan Amendment with TCW Asset Management Company LLC
On August 23, 2018, the Company entered into a Joinder and Fourth Amendment to Term Loan Credit and Security Agreement (the “Term Loan Amendment”), amending that certain Term Loan Credit and Security Agreement (as amended prior to the date hereof, the “Term Loan Agreement”), dated October 21, 2016, by and among the Company, TCW Asset Management Company LLC, as agent, and the lender parties thereto. The Term Loan Amendment provides for up to $20 million of additional delayed draw term loans, including $6,700,000 that was drawn at closing, and also amends, among other things, (i) the definition of “EBITDA” by modifying certain addbacks for transaction and other costs and expenses, (ii) the maturity date of the entire facility under the Term Loan Agreement by bringing it forward to January 31, 2019, (iii) the principal and interest payments due September 30, 2018 and December 31, 2018, totaling approximately $4.0 million, were deferred until the maturity date, (iv) the financial covenants and related definitions, and (v) certain reporting requirements. The applicable interest rate under the Term Loan Agreement was not modified in the Term Loan Amendment. The Term Loan Amendment requires that the Company comply with certain milestones regarding a potential refinancing or other repayment transaction (a “Refinancing Transaction”). If the Company is unable to complete a Refinancing Transaction by January 31, 2019, the Company will be unable to meet its obligations to the lenders and will be in default under the Term Loan Agreement. Quantum LTO Holdings, LLC, a Delaware limited liability company and newly formed wholly-owned subsidiary of the Company (“Quantum LTO”) also became a party to, and a guarantor under, the Term Loan Agreement pursuant to the Term Loan Amendment.
The Company views the Term Loan Amendment and the Revolving Loan Amendment (described below) as an interim step in its implementation of a comprehensive refinancing package, which it anticipates completing by the end of calendar year 2018. The Company has retained financial advisors to assist its refinancing efforts. The Company anticipates that the proceeds from the Term Loan Amendment are to be used to pay accounting, legal, and other expenses associated with the Company’s Audit Committee’s independent investigation and its response to a subpoena from the Securities and Exchange Commission (“SEC”) regarding the Company’s accounting practices and internal controls (the “SEC Inquiry”), and for general working capital purposes.
Under the terms of the Term Loan Amendment, the definition of “EBITDA” was amended to provide for certain addbacks to EBITDA and remove a category of deductions from EBITDA. Previously, only extraordinary, unusual, or non-recurring non-cash costs, non-cash expenses and non-cash losses and extraordinary, unusual or non-recurring cash costs, cash expense, and cash losses in an aggregate amount not to exceed $3.0 million in any fiscal year commencing with the fiscal year commencing on April 1, 2018 was allowed to be added back to the calculation of EBITDA. Under the Term Loan Amendment, this was changed to be measured on a quarterly basis and the quarterly threshold was set at no more than $750,000 per quarter commencing with the fiscal quarter commencing on July 1, 2018. Previously, service parts lower of cost or market adjustment up to an aggregate amount not to exceed $8.0 million in any fiscal year was added back to EBITDA. Under the Term Loan Amendment, this was changed to be measured on a quarterly basis and the quarterly threshold was set at no more than $2.0 million. The updated definition of EBITDA under the Term Loan Amendment also adds back to EBITDA: (i) the reasonable transaction costs and expenses incurred in connection with the second amendment and third amendment to the Term Loan Agreement and this Term Loan Amendment, including the costs and expenses resulting from the issuance of the warrants (described below); and (ii) the reasonable fees, costs and expenses incurred in connection with the SEC Inquiry and the Refinancing Transaction not to exceed $4.0 million in any fiscal quarter. Finally, the updated definition of EBITDA removes the deduction from EBITDA of any amount by which the aggregate total controlled spend of the Company in any fiscal quarter exceeds $51.8 million.
The financial covenant provision in the Term Loan Agreement was amended to eliminate the fixed charge coverage ratio covenant, the senior net leverage ratio covenant, and the total leverage ratio covenant, all of which were replaced with an obligation to maintain a minimum amount of EBITDA on a quarterly basis. The Company must maintain at least $4.6 million of EBITDA for the fiscal quarter ended September 30, 2018 and at least $8.5 million of EBITDA for the fiscal quarter ended December 31, 2018. The minimum cash covenant was not changed in the Term Loan Amendment.

The Company’s requirement to deliver to the lender annual audited financial statements for fiscal 2018 was extended to January 31, 2019, and the Company must also provide more frequent updates containing specified financial information.
Under the Term Loan Amendment, the Company also agreed to comply with a schedule of milestones related to a Refinancing Transaction. These milestones, which relate to progress steps in the Company’s efforts to complete a Refinancing Transaction must be completed on or prior to certain specified dates between August 24, 2018 and ending on January 31, 2019. Failure to comply with any of these milestones, some of which are not within the direct control of the Company, on or prior to the specified date applicable to any such milestone (or such later date as the lender agrees to in writing in its sole discretion) constitutes an event of default under the Term Loan Agreement.
In connection with the execution of the Term Loan Amendment, the Company agreed to pay the lenders certain fees, including the payment of a $1.0 million commitment fee, a $2.5 million closing fee (which fee is reduced to $1.25 million if the debt obligations are paid in full in cash on the repayment date), a restructuring fee in an amount equal to 5.0% of the principal balance of the term loan as of the repayment date and certain fees associated with the delayed draws on the term loan. These fees are added to the outstanding principal balance of the term loan and are required to be paid by the Company on the repayment date.
Immediately following the execution of the Term Loan Amendment and after giving effect to the initial drawdown following execution of the Term Loan Amendment, the Company had outstanding an aggregate of $98.2 million in total principal, including deferred fees, under the Term Loan Agreement.
Warrants to Purchase Stock
In connection with the Term Loan Amendment, the Company agreed to issue warrants to purchase stock (the “Warrants”) to the lenders. The number of Warrants issued by the Company will depend on the timing of the completion of the Refinancing Transaction and repayment in full of its debt obligations to the lenders. Initially, and within ten business days of the execution of the Term Loan Amendment, the Company will issue warrants to purchase three percent (3%) of the outstanding common stock of the Company, with such warrants (x) earned in full and vesting immediately on the date of issuance, and (y) having an initial exercise price equal to the closing price of the common stock of the Company on the business day immediately prior to such date of issuance. To the extent that the Company has not completed a Refinancing Transaction and repaid in full the entire amount owed to the lenders by September 30, 2018, October 31, 2018, November 30, 2018 and December 31, 2018, then on each such date that the Refinancing Transaction and repayment has not occurred, the Company will be required to issue additional warrants to purchase three percent (3%) of the outstanding common stock of the Company on each such specified date, with each such warrant (if issued), (x) earned in full and vesting immediately on the date of such issuance, and (y) having an exercise price equal to the closing price of the Company’s common stock on the business day immediately prior to the date of such issuance. None of these warrants, if and when issued, will be exercisable until February 1, 2019. In addition, on February 1, 2019, the exercise price of each of the warrants that were issued will be reset at the lower of (x) the applicable existing exercise price for such warrant and (y) the lowest of the 5-day volume-weighted average closing prices of the Company’s common stock for the last five trading days in the months of September 2018, October 2018, November 2018, December 2018 and January 2019. At the time that the Company repays in full its debt obligations to the lenders, the Company shall have the right to buy back, for a price of $0.001 per share, fifty percent (50%) of the amount of any of the Warrants issued, if any, on September 30, 2018, October 31, 2018, November 30, 2018 and December 31, 2018 and within 30 days immediately prior to such repayment date; provided that if the repayment date occurs on or prior to October 31, 2018, then the Company shall have the right to buy back, for a price of $0.001 per share, one hundred percent (100%) of the Warrants issued on September 30, 2018.
The exercise price and the number and type of shares underlying the Warrants are subject to adjustment in the event of specified events, including a reclassification of the Company's common stock, a subdivision or combination of the Company's common stock or specified dividend payments. The Warrants are exercisable until August 31, 2023. Upon exercise, the aggregate exercise price may be paid, at each warrant holder’s election, in cash or on a net issuance basis, based upon the fair market value of the Company's common stock at the time of exercise.

The issuance of the Warrants, and any shares of common stock issuable thereunder, are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The Warrants, and any shares of common stock issuable thereunder, were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.
In addition, with respect to warrants issued to the lenders on February 14, 2018, an additional 75,000 shares became vested on August 23, 2018.
Revolving Loan Amendment with PNC Bank
On August 23, 2018, the Company also entered into a Fourth Amendment and Joinder to Revolving Credit and Security Agreement (the “Revolving Loan Amendment”), amending that certain Revolving Loan Credit and Security Agreement (as amended prior to the date hereof, the “Revolving Loan Agreement”), dated October 21, 2016, by and among the Company, PNC Bank, National Association, as agent, and the lender parties thereto. The Revolving Loan Amendment amends, among other things, (i) the definition of “Borrowing Base” to provide for up to $5,250,000 of additional availability, (ii) the maturity date of the entire facility by bringing it forward to January 31, 2019, (iii) the definition of “EBITDA” by modifying certain addbacks and eliminating a specified deduction (in the same manner as described above in the Term Loan Amendment), (iv) the financial covenants and related definitions (in the same manner as described above in the Term Loan Amendment), and (v) certain reporting requirements (in the same manner as described above in the Term Loan Amendment). The applicable interest rate under the Revolving Loan Agreement was not modified in the Revolving Loan Amendment. The Revolving Loan Amendment also requires that the Company comply with certain milestones relating to the Refinancing Transaction (in the same manner as described above in the Term Loan Amendment). The failure to comply with these milestones results in an event of default. Quantum LTO became a borrower under the Revolving Loan Agreement pursuant to the Revolving Loan Amendment.
In connection with the execution of the Revolving Loan Amendment, the Company agreed to pay the lenders certain fees, including a $600,000 amendment fee, a $150,000 increased availability fee and a $1,600,000 restructuring fee (which fee is reduced to $800,000 if the lenders participate in the Refinancing Transaction). $450,000 of these fees were paid in connection with the Revolving Loan Amendment and the remainder are to be paid on the earlier to occur of the repayment date or January 31, 2019.

Forward-Looking Statements: This Current Report on Form 8-K contains "forward-looking" statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s refinancing plans and anticipated timing of a Refinancing Transaction, future obligations and covenants, the initial issuance of warrants to purchase stock, the warrants to purchase stock which may be issued in the future, and the number of warrants to be issued. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including the Company’s ability to comply with the covenants and future obligations described herein, the impact of the timing of any Refinancing Transaction on the number of warrants issued to lenders, the Company’s ability to consummate a Refinancing Transaction, and other risks. There can be no assurance that the Company will be able to consummate a Refinancing Transaction, and even if it does consummate such a transaction, that it will be able to do so on reasonably acceptable terms or on terms that will not be dilutive to stockholders and costly to the Company. There can be no assurance that the Company will be able to satisfy the ongoing milestones related to the Refinancing Transaction, some of which are not within the Company’s direct control; and the failure to meet any of these milestones within the specified time period will constitute an event of default under the Term Loan Agreement and the Revolving Loan Agreement. If the Company is unable to consummate of Refinancing Transaction by the time the Term Loan Agreement or the Revolving Loan Agreement become due (either on January 31, 2019 or such earlier date to the extent there is an event of default under these agreements), the Company will not be able to satisfy its repayment obligations to these lenders. More detailed information about additional risk factors, are set forth in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing.  The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference to this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 under the subheading “Warrants to Purchase Stock” is hereby incorporated by reference to this Item 3.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2018	QUANTUM CORPORATION (Registrant)

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Title:	Senior Vice President, General Counsel and Secretary